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                  SECURITIES AND EXCHANGE COMMISSION



                         Washington D.C. 20549



                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 26, 1996



                      First Western Bancorp, Inc.
        (Exact name of registrant as specified in its charter)


                    Commission file number 0-13882


Pennsylvania                                     25-1461570
(State or other jurisdiction of                 (IRS Employer
incorporation or organization)                  Identification No.)


101 East Washington Street, New Castle, Pennsylvania         16101
(Address of principal executive offices)                 (Zip Code)


   Registrant's telephone number including area code: (412) 652-8550

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Item 5. Other Events

        On November 26, 1996, First Western entered into an agreement to sell its credit card loan business, including related credit card program contracts, to MBNA America Bank, N.A. The agreement, which is subject to certain conditions, has been approved by First Western's board of directors. First Western anticipates that it will record a net after-tax gain of approximately $6.5 million to $8.0 million upon the completion of the sale, which should occur in late 1996 or early 1997. First Western's credit card loans outstanding were $44.1 million at November 30, 1996. A copy of the press release announcing the agreement is attached hereto as
Exhibit 99.1 and is incorporated by reference herein in its entirety.


Item 7. Financial Statements and Exhibits

        (a) Financial Statements: None.

        (b) Exhibits:

             99.1 Press Release Announcing Sale of Credit Card
                  Portfolio.



                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      First Western Bancorp, Inc.
                                             (Registrant)




December 13, 1996                     /s/ Robert H. Young
                                      -------------------
                                      Robert H. Young
                                      Executive Vice President-
                                      Chief Financial Officer,
                                      Secretary and Treasurer
                                      (Principal Financial Officer)
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                      First Western Bancorp, Inc.

                         Exhibits to Form 8-K

            For the Current Report Dated November 26, 1996

                             Exhibit Index


Exhibit                                                   Method of
Number            Description                             Filing

99.1              Press Release Announcing                Filed
                  Sale of Credit Card Portfolio           Herewith